Exhibit 99.1

12708 Riata Vista Circle Suite #B-140 Austin TX 78727

Letter to Shareholders
of
MyGO Games Holding Co.

MyGO Shareholders:

The last several months have been quite the roller-coaster ride for all involved with MyGO Games Holding Co. (“MyGO Games” or the “Company”) – formerly OBJ Enterprises, Inc. (“OBJE”).  From the first announcement detailing a transaction with Great Outdoors, LLC (“Great Outdoors”), our Company began a journey of transformation.  After several months of augmentation, transition, and exuviation, we emerged a better Company with a promising product slate, a talented pool of employees, an impressive list of strategic investors, an enviable advisory board, and a cohesive strategy for future growth.

Given the fact so much has changed over the last several months, I wanted to share with you the Company’s current state of affairs, strategy for growth, tactical initiatives underway, and vision for the future of MyGO Games.  Given the Company’s current state of affairs was captured in the Company’s Annual Report on Form 10-K filed on December 15th, this letter will focus on the corporate strategy being employed, the tactical initiatives underway and the vision for MyGO’s future.

Corporate Strategy
MyGO Games is a brand incentivized gaming company that develops and publishes mobile applications in coordination with large, recognizable branded product manufacturers and retailers to present branded products in a graphically-rich, virtual world to drive engagement between brands and consumers and facilitate virtual and physical goods purchases in application.  MyGO Games’ three core strategic pillars for growth are:  (a) active enthusiast games, (b) casual games and (c) e-commerce gamification.

1.
Active Enthusiast Games – This segment is geared toward mobilizing consumers of a specific sport or activity into engaging with the brands they know and love through a gaming interface.  In this segment, the MyGO Games app is a communication portal for brand partners; our target demographics are the same as the target demographics of the underlying brands in the games.  With regard to our current titles within this segment (the GO Hunting games), for shooting sports, we are focused on rural or suburban dwelling males between the ages of 30 and 45 that spend an average of $2,500 per year on hunting related equipment.  In archery, the general demographic is largely the same, but the age is somewhat younger, from 18 to 30 years old.  User acquisition is driven by our brand partners, key segment-targeted web portals/blogs, and visible personalities/endorsers that are affiliated with our brand partners (professional hunters/fishers, athletes, models, radio personalities, etc.);

2.
Casual Gaming – This segment is focused on broad market appeal.  Where the active enthusiast games are mobilizing specific highly brand-loyal consumers into a gaming app, casual gaming is about introducing the masses to the MyGO brand and introducing more branded content to individuals with the ultimate goal of promoting the purchase of products through a fun, interactive game that can also serve to pass idle time.  MyGO Games has several products currently in this segment, which are largely legacy OBJE products.  MyGO Games is culling those products to highlight those with the best prospect for success and optimizing those selected for monetization enhancements.  In addition, MyGO has a couple of products in early development, which would fall within this segment.   User acquisition for this segment employs a grassroots viral marketing campaign, in conjunction with brand partner support to drive users.  We have designed a viral marketing program to engage key influencer groups at 50 specific college campuses throughout the US in a competition based format to drive users into MyGO Games’s casual gaming products.

3.	E-Commerce Gamification – This segment is highly important to the success of the company; however to retain competitive advantage, we will keep our commentary here minimal.

Tactical Initiatives Underway
If you have not had a chance to look at our new website, please do so.  We endeavor to keep the website current and communicate with our MyGO Gamers and MyGO Shareholders via our blog.  The website is found here:  www.mygogames.com.  Some of the tactical initiatives recently completed or underway, which were communicated via our website and social media sites (Twitter:  @MyGOgames and Facebook:  www.facebook.com/MyGoGames), included:

1.
OBJE Announces Corporate Reorganization, Rebranding Under MyGo Games Holding Co. (announced July 30, 2014) – This announced the initial closing of the Great Outdoors asset acquisition and change from OBJE to MyGO Games;

2.
Welcome to the GO Hunting August Archery Open Tournament (announced August 1, 2014) – This was the first tournament hosted in a GO Hunting game; NOTE:  the Form 10-K filed on December 15, 2014 was as of August 31, 2014; the GO Hunting series games (and this tournament) were launched in early August, so only a partial month of activity was captured in the Form 10-K annual financial statements; also, all payments from Apple, Google Play and Amazon take at least 30 days (some longer) to deliver payment to the Company for any purchases made in app;

3.
Play GO Hunting And Support The Fight Against Pediatric Cancer! (announced November 20, 2014) – We believe it is vitally important to foster a corporate culture of helping and giving back to our community, and we want to lead by example.  Giving back is not something you do only when you have excess, it is something to be done all the time.  As such, at the start of each month, MyGO Games selects a person or organization to help, and at the end of the period, we donate a percentage of net sales up to a specified cap amount to help those in need.  Currently, we are helping Baby Shane Metzger (www.giveforward.com/fundraiser/9qc4/baby-shane-s-fight-against-cancer) and the Kelly Davidson Pediatric Cancer Foundation (www.kellysteam.org/);

4.
Play to Win – December 2014 Holiday Giveaway (announced December 4, 2014) – This is our first giveaway in the GO Hunting game series; we are giving away products that were given to us by our brand partners – Bucked Up Apparel and Sabona; we have received support from some notable, visible personalities promoting our giveaway and various other initiatives, some of which can be seen here @LSwitlyk, @brandisnyder33, @WideOpenSpaces, @SabonaOfLondon.

Vision for the Future
We believe the future for MyGO Games is bright.  As stewards of the vision, MyGO Game’s management will continue to:
1.
Pursue various greenfield and brownfield product development initiatives, asset and corporate acquisitions, and other business combination opportunities that reinforce and enhance our brand incentivized gaming strategy;

2.	Enhance our e-commerce capabilities and grow this segment to be a vital contributor to the future of MyGO Games;
3.	Partner with highly visible, recognizable brands and do so in creative ways to facilitate the potential for maximum financial returns;
4.	Foster strong relationships with strategic financial supporters, such as current MyGO Games supporters SparkLabs Global Ventures and Umur Ozal of Valuta Capital Partners.

In Summary, the Board of Directors and I will continue to position the Company in areas where we believe existing and future opportunities are maximized for the benefit of the Company and its shareholders.  Please continue to provide your support and encouragement, as we progress in this very exciting time for MyGO Games Holding Co., and stay attentive for newsworthy announcements coming in the ensuing weeks!

Happy Holidays,

G. Jonathan Pina
Chief Executive Officer
MyGO Games Holding Co.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding  the Company’s promising product slate, strategy for future growth, strategic pillars for growth, target demographics, culling of certain products and enhancement of certain products, product development, future financial results, pursuit of greenfield and brownfield product development initiatives, potential asset acquisitions and business combinations, enhanced e-commerce capabilities, future brand partners, fostering relationships with key financial supporters and other such similar statements. When used in this press release, the words “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if, “anticipate,” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, risks related to changes in future operating costs and working capital balance, risks related to competition in the industry, risks related to intellectual property rights, risks related to delays of setbacks in product development plans and initiatives, risks related to unsuccessful marketing initiatives, risks related to the loss of brand partners, as well as those factors discussed under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K, as filed on November 15, 2014, and other documents filed with the U.S. Securities and Exchange Commission.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements.